UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2012

HQ Global Education Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333 - 150385	26-1806348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27th Floor, BOBO Fortune Center, No.368, South Furong Road		410007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (86 731) 8782-8601

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 26, 2012, the Board of Directors of HQ Global Education Inc. (the “Company”) approved that it is in the best interest of the Company to file with the Securities and Exchange Commission (“SEC”) a certification on Form 15 on or about October 26, 2012, requesting that the common shares of the Company be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, be suspended. The Company is eligible to deregister its common shares because it had fewer than 300 holders of record of its common shares at the beginning of its fiscal year. Upon the filing of the Form 15, the Company’s obligation to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K, will immediately be suspended. The Company expects that the deregistration of its common shares will become effective 90 days after the date of the filing of the Form 15 with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2012	HQ GLOBAL EDUCATION, INC.

	By:	/s/ Guangwen He
	Name:	Guangwen He
	Title:	President, Chief Executive Officer and Director